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                                                                   EXHIBIT 10.19


                      NOTE SECURED BY SECOND DEED OF TRUST

$50,000                                                             May 20, 1993
                                                          Menlo Park, California

            FOR VALUE RECEIVED, the undersigned Maker promises to pay to the order of Geron Corporation (the "Company"), at its principal offices at 200 Constitution Drive, Menlo Park, California 94025, the principal sum of Fifty Thousand Dollars ($50,000) upon the terms and conditions specified below. The principal amount of this Note represents the balance of a note by Maker in the amount of $100,000 dated August 21, 1992, the proceeds of which were used to acquire property in Palo Alto, California and $50,000 of which was repaid by Maker on May 20, 1993.

            1. Principal and Interest. The principal balance of this Note shall become due and payable on the earlier of (i) nine (9) months after the closing of an initial public offering of the Company's Common Stock or (ii) three (3) years from the date of this Note. This Note shall not bear any interest.

            2. Application of Payments. Each payment shall be made in lawful tender of the United States. Prepayment of principal may be made at any time without penalty.

            3. Events of Acceleration. The entire unpaid principal sum of this Note shall become immediately due and payable upon one or more of the following events:

            AA. the failure of the Maker to make due under this Note any payment of principal and the continuation of such default for more than thirty (30) days; or

            B. fifteen (15) days following the date the Maker ceases to provide substantial services to the Company.

            C. the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker, or the attachment of or execution against any property or assets of the Maker; or

            D. the failure of the Maker to execute a second deed of trust on her principal residence in California within thirty (30) days of a request from the Company.

            E. the sale, transfer, mortgage, assignment, encumbrance or lease, whether voluntarily or involuntarily or by operation of law or otherwise of the property covered by the Second Deed of Trust, or any portion thereof or interest therein without the prior written consent of the Company; or

            F. the occurrence of any event of default under the Second Deed of Trust securing this Note or any obligation secured thereby.

            4. Employment Requirement. The benefits of the interest arrangements under this Note are not transferable by Maker and are conditioned on the future performance of substantial services by the Maker. For purposes of applying the provisions of this Note, the Maker shall be
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considered to provide substantial services to the Company for so long as the
Maker renders services as a full-time employee of the Company or one or more of its 40%-or-more owned (directly or indirectly) subsidiaries.

            5. Security. The proceeds of the loan evidenced by this Note shall be applied solely to the purchase of the Maker's principal residence in Palo Alto, California. Payment of this Note shall also be secured by Second Deed of Trust on such principal residence, as more particularly described in Exhibit "A" to the Second Deed of Trust executed by the Maker. Maker, however, shall remain personally liable for payment of this note, and assets of the Maker, in addition to the collateral under the Second Deed of Trust, may be applied to the satisfaction of the Maker's obligations hereunder.

            6. Certification. The Maker certifies that she reasonably expects to be entitled to and will itemize deductions for federal income tax purposes for each year the Note is outstanding.

            7. Collection. If action is instituted to collect this Note, the Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

            8. Waiver. No previous waiver and no failure or delay by the Company in acting with respect to the terms of this Note or the Second Deed of Trust shall constitute a waiver of any breach, default, or failure of condition under this Note, the Second Deed of Trust or the obligations secured thereby. A waiver of any term of this Note, the Second Deed of Trust or of any of the obligations secured thereby must be made in writing and shall be limited to the express terms of such waiver.

            The Maker waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of interest on interest; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

            9. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

            10. Governing Law. This Note shall be construed in accordance with the laws of the State of California.

                           /s/ Jeryl Lynn Hilleman
                           --------------------------
                           Maker: Jeryl Lynn Hilleman

                           1398 Dane Avenue
                           Palo Alto, Ca 94301




                                       2.
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                                GERON CORPORATION

                AMENDMENT TO NOTE SECURED BY SECOND DEED OF TRUST

         This Amendment to Promissory Note is made as of May 20, 1996, by and between Geron Corporation, a Delaware corporation (the "COMPANY") and Jeryl Lynn Hilleman ("MAKER") and is entered into with respect to the Note Secured by Second Deed of Trust (the "Note") dated as of May 20, 1993, pursuant to which the Company loaned Maker an aggregate principal amount of $50,000 (the "Borrowed Amount").

                                    RECITALS

         WHEREAS, the parties desire to extend the term of the Note to provide that the principal balance under the Note will become due and payable on the earlier of May 22, 1997 or nine months after the closing of an initial public offering of the Company's Common Stock, and to amend the Note to provide that interest shall accrue at the rate of 6% per annum beginning as of May 22, 1996.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

         (a)     Paragraph 1 of the Note is hereby amended to read as follows:

                  "1. Principal and Interest. The principal balance of this Note shall become due and payable on the earlier of
                           (i) nine (9) months after the closing of an initial public offering of the Company's Common Stock or (ii) May 22, 1997. Interest on the principal balance of this Note shall accrue at the rate of 6.00% per annum, compounded annually, beginning as of May 22, 1996."

         (b)      Paragraph 2 is hereby amended to read as follows:

                  "2. Application of Payments. Each payment shall be made in lawful tender of the United States. Prepayment of principal and interest may be made at any time without penalty. Payments shall be credited first to accrued and unpaid interest, with the remainder to principal."

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

GERON CORPORATION                   MAKER

BY: /s/ Geron Corporation           /s/ Jeryl Lynn Hilleman
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                                    JERYL LYNN HILLEMAN

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